NOTICE

THE PURPOSE OF THIS POWER OF ATTORNEY IS TO GIVE THE PERSON YOU DESIGNATE (YOUR "AGENT") BROAD POWERS TO HANDLE YOUR PROPERTY, WHICH MAY INCLUDE POWERS TO SELL OR OTHERWISE DISPOSE OF ANY REAL OR PERSONAL PROPERTY WITHOUT ADVANCE NOTICE TO YOU OR APPROVAL BY YOU.

THIS POWER OF ATTORNEY DOES NOT IMPOSE A DUTY ON YOUR AGENT TO EXERCISE GRANTED POWERS, BUT, WHEN POWERS ARE EXERCISED, YOUR AGENT MUST USE DUE CARE TO ACT FOR YOUR BENEFIT AND IN ACCORDANCE WITH THIS POWER OF ATTORNEY.

YOUR AGENT MAY EXERCISE THE POWERS GIVEN HERE THROUGHOUT YOUR LIFETIME, EVEN AFTER YOU BECOME INCAPACITATED, UNLESS YOU EXPRESSLY LIMIT THE DURATION OF THESE POWERS OR YOU REVOKE THESE POWERS OR A COURT ACTING ON YOUR BEHALF TERMINATES YOUR AGENT'S AUTHORITY.

YOUR AGENT MUST ACT IN ACCORDANCE WITH YOUR REASONABLE EXPECTATIONS TO THE EXTENT ACTUALLY KNOWN BY YOUR AGENT AND, OTHERWISE, IN YOUR BEST INTEREST, ACT IN GOOD FAITH AND ACT ONLY WITHIN THE SCOPE OF AUTHORITY GRANTED BY YOU IN THE POWER OF ATTORNEY.

THE LAW PERMITS YOU, IF YOU CHOOSE, TO GRANT BROAD AUTHORITY TO AN AGENT UNDER POWER OF ATTORNEY, INCLUDING THE ABILITY TO GIVE AWAY ALL OF YOUR PROPERTY WHILE YOU ARE ALIVE OR TO SUBSTANTIALLY CHANGE HOW YOUR PROPERTY IS DISTRIBUTED AT YOUR DEATH. BEFORE SIGNING THIS DOCUMENT, YOU SHOULD SEEK THE ADVICE OF AN ATTORNEY AT LAW TO MAKE SURE YOU UNDERSTAND IT.

A COURT CAN TAKE AWAY THE POWERS OF YOUR AGENT IF IT FINDS YOUR AGENT IS NOT ACTING PROPERLY.

THE POWERS AND DUTIES OF AN AGENT UNDER A POWER OF ATTORNEY ARE EXPLAINED MORE FULLY IN 20 PA. C.S. CH. 56.

IF THERE IS ANYTHING ABOUT THIS FORM THAT YOU DO NOT UNDERSTAND, YOU SHOULD ASK A LAWYER OF YOUR OWN CHOOSING TO EXPLAIN IT TO YOU.

I HAVE READ OR HAD EXPLAINED TO ME THIS NOTICE AND I UNDERSTAND ITS CONTENTS.

Brian J. Reich (signature)
Principal

1/20/2026
Date

LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

KNOW ALL MEN BY THESE PRESENTS that I, Brian J. Richardson, of Bucks County, PA, intending to be legally bound, do hereby make, constitute and appoint Megan D. Santana, Senior Executive Vice President, Chief Risk Officer, General Counsel and Secretary of Univest Financial Corporation (the "Corporation"), 14 North Main Street, Souderton, Pennsylvania 18964, as my true and lawful attorney-in-fact, for me and in my name, place and stead for the specific limited purpose of the preparation, completion and execution, of the following Forms required to be filed by me or on my behalf, in my capacity as an officer or director or both of the Corporation, pursuant to Section 16(a) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), Rule 16a-3 (17 C.F.R. Section 240.16a-3) and any and all acts or deeds of whatsoever in name or nature which are necessary, proper, and expedient in order to effectuate the filing of the Forms listed herein below. The Forms are as follows:

1. Form 3, Initial Statement of Beneficial Ownership of Securities.
2. Form 4, Statement of Changes in Beneficial Ownership of Securities.
3. Form 5, Annual Statement of Beneficial Ownership of Securities.

I do hereby give and grant unto my said attorney-in-fact full power and authority, for me and in my name, place, and stead to prepare, complete and execute the herein above listed Forms and generally, to do, execute and perform any and all acts and deeds which my attorney-in-fact may deem necessary or expedient in connection with the preparation, completion and execution of the aforementioned Forms, any amendments thereto, and timely file such Forms with the U.S. Securities and Exchange Commission (the "SEC"), including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms 3, 4 and 5 electronically with the SEC. I do hereby ratify all that my said attorney-in-fact may lawfully do, or cause to be done, in and about the premises, by virtue hereof.

I acknowledge that the foregoing attorney-in-fact, in serving in such capacity at my request, is not assuming, nor is the Corporation assuming, any of my responsibilities to comply with, or any liability for the failure to comply with, Section 16 of the Exchange Act and Rule 144 of the Securities Act.

This Power of Attorney shall be effective from this 20th day of January, 2026, and shall continue until such time as my obligations pursuant to Rule 16a-3, 17 C.F.R. Section 240.16a-3, or related rules, as amended, are fully discharged in accordance with applicable law, with respect to my holdings of and transactions in securities issued by the Corporation, unless earlier revoked by me in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, I, Brian J. Richardson, have hereunto set my hand and seal this 20th day of January, 2026.

Witness
Print Name: Sandra A. Romaszewski

Witness
Print Name: Marnie Teters

(SEAL)
(Name of Officer, Director,
Beneficial Owner)
Printed Name: Brian J. Richardson

COMMONWEALTH OF PENNSYLVANIA\
SS
COUNTY OF Montgomery /

On this 20 day of January, 2026 before me, Andrea Calsam, the undersigned officer, personally appeared Brian J. Richardson, known to me (or satisfactorily proved) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Commonwealth of Pennsylvania - Notary Seal
ANDREA L CALSAM - Notary Public
Montgomery County
My Commission Expires November 18, 2026
Commission Number 1427418

Notary Public
My commission expires: 11/18/26

ACKNOWLEDGMENT BY AGENT

I, Megan D. Santana, have read the attached Limited Power of Attorney and am the person identified as the Agent for the Principal. I hereby acknowledge that when I act as Agent:

I shall act in accordance with the Principal's reasonable expectations to the extent actually known by me and, otherwise, in the Principal's best interest, act in good faith and act only within the scope of authority granted to me by the Principal in the Limited Power of Attorney.

Megan D. Santana, Agent   Date 1/20/2026